UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2015

United Development Funding IV

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36472	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas
76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 9, 2014, United Development Funding IV, a Maryland real estate investment trust (the “Trust”), entered into a loan agreement (the “Loan Agreement”) on July 2, 2014 with Waterfall Finance 4, LLC (the “Lender”), an unaffiliated entity, for a $35 million term loan (the “Loan”) to fund the Trust’s tender offer of its common shares of beneficial interest. The maturity date of the Loan was July 2, 2015, which could be extended by the Trust to December 31, 2015. On July 23, 2015, the Trust and the Lender entered into a Loan Modification Agreement and an Amended and Restated Promissory Note (collectively, the “Modification Documents”) which extended the maturity date of the Loan from July 2, 2015 to October 14, 2015. Pursuant to the Modification Documents, the Loan may be further extended to January 14, 2016 or October 14, 2016 at the Trust’s option, provided that the Trust is in compliance with the financial covenants of the Loan Agreement. All accrued and unpaid interest is payable on the fifth day of each calendar month during the term or any extended term of the Loan. If the Trust extends the Loan Agreement to October 14, 2016, the Trust is required to make monthly principal payments in the amount of $2,916,667 on the fifth day of each calendar month commencing November 5, 2015, and the outstanding principal balance of the Loan together with all accrued interest is due and payable on October 14, 2016. If the Trust extends the Loan Agreement to January 14, 2016, the outstanding principal balance of the Loan together with all unpaid accrued interest is due and payable on January 14, 2016; however, the Trust is required to prepay the loan in full if a qualified financing transaction occurs during the period of October 14, 2015 through January 15, 2016. A qualified financing transaction is defined as one or more series of financing transactions in which the Trust raises gross proceeds of not less than $50 million pursuant to the issuance of debt or equity securities; provided that such securities are issued on terms reasonably satisfactory to the Lender in its sole discretion. In addition, the Trust is required to prepay the Loan if a qualified financing transaction occurs prior to October 14, 2015; however, the Trust is not otherwise permitted to prepay the loan prior to October 14, 2015. In consideration of the Lender entering into the Loan Modification Agreement, the Trust paid the Lender a $175,000 amendment fee. No other material terms of the original loan agreement were changed as a result of the Loan Modification Agreement. The Loan Modification Agreement is effective as of July 15, 2015.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is reported in Item 1.01 of this Current Report on Form 8-K, and is hereby incorporated into this Item 2.03 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

Dated: July 29, 2015	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer